Exhibit 10.16.24
HERE CONFIDENTIAL

EIGHTEENTH AMENDMENT TO THE DATA LICENSE AGREEMENT
This Eighteenth Amendment (“Eighteenth Amendment”) to the Data License Agreement (“DLA”), dated December 1, 2002, as amended, between HERE North America, LLC (f/k/a NAVTEQ North America, LLC) (formerly Navigation Technologies Corporation) (“HERE”) and Telenav, Inc. (referred to herein as “Client” or “LICENSEE”), is made and entered into between Client, on the one hand, and HERE as of the date of last signature below (“Eighteenth Amendment Effective Date”). Capitalized terms not otherwise defined in the body of this Eighteenth Amendment shall have the meanings set forth in the Agreement or the applicable Territory License defined below.
WHEREAS, the Parties have entered into Territory License No. 1, with an effective date of December 1, 2002 (“TL 1”), Territory License No. 2, with an effective date of June 30, 2003 (“TL 2”), Territory License No. 3, with an effective date of February 7, 2006 (“TL 3”), Territory License No. 5, with an effective date of March 6, 2006 (“TL 5”), Territory License No. 6, with an effective date of May 18, 2007 (“TL 6”), Territory License No. 7, with an effective date of May 18, 2007 (“TL 7”) and Territory License No. 8, with an effective date of December 1, 2011 (“TL 8”);
WHEREAS, the DLA, TL 1, TL 2, TL 3, TL 5, TL 6, TL 7 and TL 8 shall collectively be referred to herein as the “Agreement.”
WHEREAS, the Parties hereto desire to amend the terms and conditions of the Agreement with this Eighteenth Amendment as follows:

1.
No Termination of Agreement. Notwithstanding receipt by HERE of the notice letter from Client, dated July 30, 2013, stating its intent not to renew the Term of the Agreement, the Parties hereby agree that the Agreement will remain in full force and effect and continue in accordance with the Agreement Term as set forth under Section 6.2 of the DLA.

2.
Termination of TLs 1-7. As of the Amendment Effective Date, and notwithstanding anything to the contrary under the Agreement, the Parties hereby agree that TL 1, TL 2, TL 3, TL 5, TL 6 and TL 7 are hereby terminated and shall no longer be in force and effect. For sake of clarity, any terms and conditions under an amendment to the Agreement that applies to the foregoing TLs shall no longer be in force and effect under the Agreement, including any MALF amounts owed under the foregoing TLs. For further sake of clarity, any amendment to the Agreement executed by the Parties amending the terms and conditions of the DLA shall remain in force and effect until terminated in accordance with the Agreement.

3.
End-User License. In Section 4.3 of the Agreement, replace "LICENSEE shall provide each End-User, with a copy of the End-User Terms in a form and manner of presentation approved in advance in writing by NT, which approval shall not be unreasonably withheld" with "LICENSEE shall provide each End-User, with a copy of the End-User Terms in a form substantially similar as found in the applicable Territory License".

4.	Territory License Term. In Section 6.1 of the Agreement, delete “, but in no event beyond the term of this Agreement or any extension thereof”.

5.	The terms and conditions of the Agreement remain in full force and effect except as modified hereunder.

18th Amendment to the DLA [1-23-14 lee]
[Telenav, Inc.][NA CONS PR-011715]    Page 1 of 2

Exhibit 10.16.24
HERE CONFIDENTIAL

IN WITNESS WHEREOF, the parties have caused this Eighteenth Amendment to be executed by their authorized representatives.

HERE NORTH AMERICA, LLC     TELENAV, INC.
By:    /s/ Stephen W. Kelley        By:    /s/ Michael Strambi
Name:    Stephen W. Kelley        Name:    Michael Strambi
Title:    Director, Legal and Intellectual Property        Title:    CFO
Date:    1/28/2014        Date:    1/24/2014

HERE NORTH AMERICA, LLC
By:    /s/ Gregory Dresher
Name:    Gregory Dresher
Title:    Senior Legal Counsel
Date:    1/28/2014

18th Amendment to the DLA [1-23-14 lee]
[Telenav, Inc.][NA CONS PR-011715]    Page 2 of 2